                                                                    Exhibit 8(b)

             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]

                                                                  April 22, 1999



AirTouch Communications, Inc.
One California Street
San Francisco, California 94111



Ladies and Gentlemen:



         We are acting as your counsel in connection with the proposed merger (the "Merger") of Apollo Merger Sub Inc. ("Merger Sub"), a newly-organized Delaware corporation and a wholly-owned subsidiary of Vodafone Group Public Limited Company, an English company ("Vodafone), with and into AirTouch Communications, Inc. ("AirTouch"), whereupon AirTouch will be the surviving corporation and the separate existence of Merger Sub will cease. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of January 15, 1999 by and among AirTouch, Vodafone, and Merger Sub (the "Merger Agreement").


         Vodafone has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form F-4 (the "Registration Statement"), with respect to the Vodafone ordinary shares, including those represented by Vodafone depositary shares, to be issued to holders of shares of common stock of AirTouch in connection with the Merger. In addition, Vodafone has prepared, and we have reviewed, a Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement, and the Appendices thereto, including the Merger Agreement. In rendering the opinion set forth below, we have relied upon the facts stated in the Proxy Statement/Prospectus and upon such other documents as we have deemed appropriate, including the Internal Revenue Service private letter ruling dated April 12, 1999 addressing certain issues under Section 367(a)(1) of the Internal Revenue Code (the "Private Letter Ruling") and the representations of AirTouch and Vodafone referred to in the Proxy Statement/Prospectus and set forth in the attached officer's certificates from AirTouch and Vodafone.


         We have assumed that all parties to the Merger Agreement have acted, and will act, in accordance with the terms of such Merger Agreement and that the Merger will be consummated at the effective time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions. We have also assumed the internal reorganization described in the Proxy

AirTouch Communications, Inc.
April 22, 1999
Page 2



Statement/Prospectus will be completed at least two days prior to the Merger and in accordance with the terms of the Amended and Restated Agreement and Plan of Merger of AirTouch Merger Sub, Inc. with and into AirTouch Communications, Inc.


         Based upon and subject to the foregoing, we hereby confirm that the description of the U.S. federal income tax consequences relating to the internal reorganization and the Merger set forth in the portion of the Proxy Statement/Prospectus captioned "Material Tax Consequences", subject to the qualifications and limitations set forth therein, represents our opinion as to all of the material U.S. federal income tax consequences of the internal reorganization and the Merger. No opinion is expressed on any matters other than those specifically referred to herein.

         This opinion is furnished to you for your use in connection with the Registration Statement and may not be used for any other purpose without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in that portion of the Proxy Statement/Prospectus captioned "Material Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                     Very truly yours,

                     FRIED, FRANK, HARRIS, SHRIVER &
                     JACOBSON


                     /s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                     --------------------------------------------

               AIRTOUCH COMMUNICATIONS INC. OFFICER'S CERTIFICATE

         The undersigned officer of AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), in connection with the opinions (the "Tax Opinions") to be delivered by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, and Sullivan and Cromwell (collectively "Tax Counsel") included as Exhibits 8(a) and 8(b) to the Form F-4 Registration Statement (No. 333-___) filed by Vodafone Group Public Limited Company, an English public limited company ("Vodafone"), on April 22, 1999 and concerning the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 15, 1999 among Vodafone, Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vodafone ("Merger Sub"), and AirTouch and the Amended and Restated Agreement and Plan of Merger (the "Initial Merger Agreement") dated as of January 15, 1999 and amended on April 16, 1999 among AirTouch and AirTouch Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AirTouch ("Initial Merger Sub"), and recognizing (1) that said law firms will rely on this Certificate in delivering the Tax Opinions, (2) that it will be necessary to provide a written confirmation of each of the following representations at the Effective Time of the Merger and (3) that the Tax Opinions may not be accurate if any of the following representations are not accurate in all respects, hereby certifies on behalf of AirTouch and Initial Merger Sub that, to the extent the following facts and representations relate to AirTouch, such representations are true, complete and correct in all respects and, to the extent the following representations relate to Vodafone or Merger Sub, the undersigned has no reason to believe such representations are not true (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement):

1. Each of the representations made by AirTouch, the facts relating to the contemplated merger of Merger Sub with and into AirTouch pursuant to the Merger Agreement and the facts relating to the contemplated merger of Initial Merger Sub with and into AirTouch pursuant to the Initial Merger Agreement, each as described therein, and in the documents described in the Merger Agreement and Initial Merger Agreement relating to the Merger and the Initial Merger, respectively, and in the AirTouch Proxy Statement, the Vodafone Documents and the Form F-4, are, insofar as such facts pertain to AirTouch and Initial Merger Sub, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, the Initial Merger Agreement, the AirTouch Proxy Statement, the Vodafone Documents, the Form F-4 or such other written documents that have previously been provided to Tax Counsel, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Vodafone, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of AirTouch, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger or Initial Merger (except for agreements, arrangements or understandings among stockholders of Vodafone, on the one hand, and stockholders of AirTouch, on the other hand, to which the management of AirTouch does not have knowledge). In rendering the Tax Opinions, we understand that Tax Counsel will be relying upon the accuracy of the factual information contained in the AirTouch Proxy Statement, the Vodafone Documents and the Form F-4 filed in connection with the transactions and upon the representations, warranties and covenants set forth in this Certificate.

2. The Merger and Initial Merger will be effected solely in compliance with the terms and conditions of the Merger Agreement and the Initial Merger Agreement and none of the terms and conditions thereof relevant to the aforesaid opinions have been waived or modified. The Initial Merger will be completed at least two days prior to the Effective Time.

3. Initial Merger Sub will have no assets (other than nominal capital) and no liabilities prior to the Initial Merger, has been, or will be, formed by AirTouch solely for the purpose of effecting the Initial Merger and will not conduct, and if presently formed has not conducted and is not conducting, any business activities.

4. The fair market value of the Vodafone Ordinary Shares (including Vodafone Ordinary Shares represented by Vodafone Depositary Shares) (collectively, the "Vodafone Shares") and other consideration to be received by each holder of AirTouch Common Stock will be approximately equal to the fair market value of the AirTouch Common Stock surrendered in the Merger in exchange therefor.

5. To the best knowledge of the management of AirTouch, there is no plan or intention on the part of any of the stockholders of AirTouch to sell, exchange or otherwise dispose of any of the Vodafone Shares to be received by them in the Merger to Vodafone or any person that is related to Vodafone (within the meaning of U.S. Treasury Regulation
         Section 1.368-1(e)(3)) except (a) pursuant to open market purchase programs of Vodafone generally available to all holders of Vodafone Shares, which programs will not be created or modified in connection with the Merger or (b) in the case of the Class D Preferred Shares and the Class E Preferred Shares, pursuant to the terms thereof relating to redemption or maturity or, in the event the Investment Agreement dated as of April 6, 1998 by and among AirTouch and MediaOne Group Inc., a Delaware corporation ("MediaOne"), formerly known as U.S. West Inc., is amended pursuant to that certain letter agreement dated January 29, 1998 among AirTouch and MediaOne to include the right, subject to the conditions specified therein, of MediaOne to require AirTouch or its assignee to purchase the Class D Preferred Shares or Class E Preferred Shares on the terms specified therein (such right, the "Put Right"), pursuant to the Put Right.

6. Neither AirTouch nor any person related to AirTouch, within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3), has redeemed, purchased or otherwise acquired any shares of any class of AirTouch stock for consideration other than shares of AirTouch Common Stock in a transaction or transactions related to the Merger (or otherwise in connection with the Merger) except (a) as expressly contemplated by the Merger Agreement, (b) with respect to cash paid by AirTouch to holders of Class C Preferred Shares, (c) pursuant to open market purchase programs of AirTouch generally available to all holders of AirTouch Common Stock, which programs have not been created or modified in connection with the Merger or (d) possibly, pursuant to "puts" issued by AirTouch in October and November of 1998 on no more than four (4) million shares of AirTouch Common Stock (the "Puts"). No extraordinary distribution (i.e., a distribution other than a regular normal dividend consistent with AirTouch's historic dividend practice and policy), has been or will be made with respect to the stock of AirTouch in a transaction or transactions related to the Merger (or otherwise in connection with the Merger).

7. At the time of the Merger, AirTouch will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by AirTouch to stockholders who receive cash or other property (including cash paid to holders of the Series C Preferred Shares), amounts paid by AirTouch to dissenters, amounts paid by AirTouch to holders of the Puts, payments by AirTouch to its optionees, AirTouch assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by AirTouch immediately preceding the transfer or pursuant to the Put Right, will be included as assets of AirTouch held immediately prior to the Merger.

8. AirTouch has no plan or intention to issue additional shares of its stock (or any options, warrants or other rights to acquire any shares of stock of AirTouch) that would result in Vodafone losing control of AirTouch within the meaning of Section 368(c) of the Code.

9. Except as set forth in Section 3.9 of the Merger Agreement, Vodafone, Merger Sub, AirTouch and the stockholders of AirTouch will each pay their respective expenses, if any, incurred in connection with the Merger.

10. There is no intercorporate indebtedness existing between Vodafone (or its subsidiaries) and AirTouch (or its subsidiaries), or between Merger Sub and AirTouch (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

11. At the Effective Time, there will be no interests in AirTouch that could be treated as equity for U.S. federal income tax purposes other than the AirTouch Common Stock, the Class B Preferred Shares, the Class C Preferred Shares, the Class D Preferred Shares and the Class E Preferred Shares.

12. At the Effective Time, AirTouch will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any stock of AirTouch that, if exercised or converted, could affect Vodafone's acquisition or retention of "control" of AirTouch, within the meaning of Section 368(c) of the Code.

13. Disregarding stock and securities in its subsidiaries, and treating any stock or securities owned by its subsidiaries as owned by AirTouch, less than fifty percent of the value of the total assets of AirTouch are invested in stocks and securities. For this purpose, a "subsidiary" shall have the meaning set forth in Section 368(a)(2)(F)(iii) of the Code.

14. At the Effective Time, the fair market value of the assets of AirTouch will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

15. AirTouch is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in a Federal or State court.

16. The payment of cash, if any, in lieu of fractional Vodafone Depositary Shares represents a mere mechanical rounding off, solely for the purpose of avoiding the expense and inconvenience to Vodafone of issuing fractional depositary shares, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to AirTouch stockholders instead of issuing fractional Vodafone Depositary Shares will not exceed 1% of the total consideration that will be issued in the transaction to AirTouch stockholders in exchange for their shares of AirTouch Common Stock. The fractional share interests of each AirTouch stockholder will be aggregated, and no AirTouch stockholder, with the possible exception of stockholders whose holdings are in separate accounts or with different brokers, will receive cash in lieu of fractional depositary shares in an amount greater than one full Vodafone Depositary Share.

17. None of the compensation received by any stockholder-employee of AirTouch will be separate consideration for, or allocable to, any of such stockholder-employee's shares of AirTouch Common Stock; none of the Vodafone Shares received by any stockholder-employee of AirTouch will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder-employee of AirTouch will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

18. During the three-year period prior to the Merger, AirTouch has not disposed of more than twenty (20) percent of its assets except in transactions in the ordinary course of business.

19. At the time U.S. West PCS Holdings, Inc. and U.S. West NewVector Group, Inc. merged with and into AirTouch, AirTouch had no plan or intention to engage in any transaction in which AirTouch would be acquired by Vodafone or any affiliate of Vodafone.

20. No liabilities of AirTouch shareholders will be assumed by Vodafone, nor will any of the shares of AirTouch stock be subject to any liabilities.

21. Any amounts AirTouch is required to pay to dissenters to the Merger, to, or on behalf of, its shareholders in respect of amounts referred to in Section 3.9 of the Merger Agreement, to holders of the Series C Preferred Shares, or to holders of the Series D Preferred Shares or Series E Preferred Shares in respect of the exercise of the Put Right, will be paid by AirTouch solely out of its own cash on hand or out of the proceeds from its issuance of debt to persons other than Vodafone or affiliates of Vodafone. AirTouch will have the capacity as an independent stand-alone entity in the ordinary course of its business without disruption thereto to either fund any such payments out of its own cash on hand or other assets, or to borrow without any guarantees provided by Vodafone or its affiliates, or other credit support provided by any such persons, any and all amounts that may be necessary to fund any such payments and to repay any such borrowings. In this regard, in the event AirTouch borrows any amounts in respect of payments contemplated by this paragraph, neither Vodafone nor any of its affiliates shall provide any guarantee or other credit support in respect of any such debt.

22. AirTouch's corporate business reasons for consummating the Merger are set forth on pages 32 and 33 of the Form F-4.

23.      There will be immediately prior to the Effective Time no more than
         614.5 million shares of AirTouch Common Stock outstanding, treating as outstanding shares of AirTouch Common Stock for this purpose all shares of AirTouch Common Stock that prior to the Effective Time could be issued pursuant to outstanding vested options, warrants, convertible securities or any other type of right pursuant to which any person could acquire AirTouch Common Stock.

24. In the Merger, shares of AirTouch Common Stock representing more than 80% of the total voting power of all outstanding shares of AirTouch voting stock at the Effective Time of the Merger will be exchanged for Vodafone Shares. For purposes of this representation, shares of AirTouch exchanged for cash originating with Vodafone or any person related to Vodafone (within the meaning of U.S. Treasury Regulation
         Section 1.368-1(e)(3)) will be treated as outstanding AirTouch stock on the date of the Merger.

25. Fifty percent or less of each of the total voting power and the total value of the stock of Vodafone will be owned, in the aggregate, immediately after the Merger by U.S. persons (within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(iv)) that are either officers or directors of AirTouch or that are "five-percent target shareholders" with respect to AirTouch (within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(iii)). For purposes of this representation, any stock of Vodafone owned by U.S. persons immediately after the Merger shall be taken into account, whether or not such stock was received in exchange for stock or securities of AirTouch.

26. Fifty percent or less of both the total voting power and total value of Vodafone Shares will be received in the Merger (treating for this purpose Excess Shares as received in the Merger by shareholders of AirTouch), in the aggregate, by U.S. transferors (within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(1)(5)(v)).

27. No option to acquire AirTouch Common Stock was issued or acquired with a principal purpose to avoid the general rule of Section 367(a)(1) of the Code. Options granted to employees as compensation for services to acquire approximately 24 million shares of AirTouch Common Stock will be unvested immediately prior to the Effective Time of the Merger.

28. Each of the representations and facts contained in the submissions made to the Internal Revenue Service on February 2, 1999, February 24, 1999, March 19, 1999, March 26, 1999 and April 5, 1999 in connection with AirTouch's and Vodafone's request for a private letter ruling (collectively, the "IRS Submissions") is true and accurate in all respects. AirTouch understands Tax Counsel will be relying upon the accuracy of the factual information contained in the IRS Submissions in rendering the Tax Opinions. AirTouch is not aware of any reason why it cannot rely on the private letter ruling received from the Internal Revenue Service, dated April 12, 1999, in connection with the Merger.

29. The acquisition and/or formation of corporate and partnership joint ventures is the customary means of organizing and conducting cellular telephone operations outside the United States.

30. AirTouch has no plan or intention to amend the applicable certificate of designations, or to take any other action, to eliminate or reduce the voting rights granted to holders of the Class C Preferred Shares, the Class D Preferred Shares or the Class E Preferred Shares pursuant to the Initial Merger.

         IN WITNESS WHEREOF, I have, on behalf of AirTouch, signed this Officer's Certificate this 22nd day of April, 1999.

                          AIRTOUCH COMMUNICATIONS, INC.



                          By:  /s/ Mohan Gyani
                             -------------------------------------

                          Name:   Mohan Gyani
                               -----------------------------------

                          Title: Executive Vice President
                                ----------------------------------

                 VODAFONE GROUP PUBLIC LIMITED COMPANY OFFICER'S
                                   CERTIFICATE

      The undersigned officer of Vodafone Group Public Limited Company, an English public limited company ("Vodafone"), in connection with the opinions (the "Tax Opinions") to be delivered by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, and Sullivan & Cromwell (collectively, "Tax Counsel"), included as Exhibits 8(a) and 8(b) to the Form F-4 Registration Statement (No. 333-___) filed by Vodafone on April 22, 1999 and concerning the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 15, 1999 among Vodafone, Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vodafone ("Merger Sub"), and AirTouch Communications Inc., a Delaware corporation ("AirTouch") and the Amended and Restated Agreement and Plan of Merger (the "Initial Merger Agreement") dated as of January 15, 1999 and amended on April 16, 1999 among AirTouch and AirTouch Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AirTouch ("Initial Merger Sub"), and recognizing (1) that said law firms will rely on this Certificate in delivering the Tax Opinions, (2) that it will be necessary to provide a written confirmation of each of the following representations at the Effective Time of the Merger and (3) that the Tax Opinions may not be accurate if any of the following representations are not accurate in all respects, hereby certifies on behalf of Vodafone that, to the extent the following facts and representations relate to Vodafone or Merger Sub, such representations are true, complete and correct in all respects and, to the extent the following representations relate to AirTouch or Initial Merger Sub, the undersigned has no reason to believe such representations are not true (unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement):

1. Each of the representations made by Vodafone and the facts relating to the contemplated Merger of Merger Sub with and into AirTouch pursuant to the Merger Agreement, as described therein, and in the documents described in the Merger Agreement relating to the Merger, and in the AirTouch Proxy Statement, the Vodafone Documents and the Form F-4, are, insofar as such facts pertain to Vodafone or Merger Sub, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, the AirTouch Proxy Statement, the Vodafone Documents, the Form F-4 or such other written documents that have been previously provided to Tax Counsel, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of Vodafone, its subsidiaries, affiliates or stockholders; on the one hand, and (b) any of AirTouch, its subsidiaries, affiliates or stockholders on the other hand, concerning the Merger or Initial Merger (except for agreements, arrangements, or understandings among stockholders of Vodafone, on the one hand, and stockholders of AirTouch, on the other hand, to which the management of Vodafone does not have knowledge). In rendering the Tax Opinions, we understand that Tax Counsel will be relying upon the accuracy of the factual information contained in the AirTouch Proxy Statement, the Vodafone Documents and Form F-4 filed in connection with the transactions and upon the representations, warranties and covenants set forth in this Certificate.

2. The Merger will be effected solely in compliance with the terms and conditions of the Merger Agreement and none of the terms and conditions thereof relevant to the aforesaid opinions have been waived or modified.

3. The fair market value of the Vodafone Ordinary Shares (including Vodafone Ordinary Shares represented by Vodafone Depositary Shares) (collectively, the "Vodafone Shares") and other consideration to be received by each holder of AirTouch Common Stock will be approximately equal to the fair market value of the AirTouch Common Stock surrendered in the Merger in exchange therefor.

4. Neither Vodafone nor any Person related to Vodafone (within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3)) will, in connection with the Merger, or pursuant to a plan or intention in place at the Effective Time, redeem, purchase or otherwise acquire or effect an acquisition, or offer to redeem, purchase or otherwise acquire any shares of any class of stock of AirTouch, or Vodafone Shares issued to shareholders of AirTouch in the Merger, for consideration other than Vodafone Shares except (a) as expressly contemplated by the Merger Agreement, (b) with respect to cash paid by AirTouch to holders of Class C Preferred Shares, (c) pursuant to open market purchase programs of Vodafone generally available to all holders of Vodafone Shares, which programs will not be created or modified in connection with the Merger or (d) in the case of the Class D Preferred Shares and the Class E Preferred Shares, pursuant to the terms thereof relating to redemption or maturity or, in the event the Investment Agreement dated as of April 6, 1998 by and among AirTouch and MediaOne Group Inc., a Delaware corporation ("MediaOne"), formerly known as U.S. West Inc., is amended pursuant to that certain letter agreement dated January 29, 1998 among AirTouch and MediaOne to include the right, subject to the conditions specified therein, of MediaOne to require AirTouch or its assignee to purchase the Class D Preferred Shares or Class E Preferred Shares on the terms specified therein (such right, the "Put Right"), pursuant to the Put Right.

5. Following the Merger, AirTouch will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of Merger Sub's net assets, and at least 70% of the fair market value of Merger Sub's gross assets, held immediately prior to the Merger. For purposes of this representation, amounts paid by AirTouch or Merger Sub to stockholders who receive cash or other property (including cash paid to holders of the Series C Preferred Shares), amounts paid by AirTouch to dissenters, amounts paid by AirTouch to holders of the Puts, assets of AirTouch or Merger Sub used to pay its reorganization expenses, payments by AirTouch to its optionees, and all redemptions and distributions (except for regular, normal dividends) made by AirTouch or Merger Sub immediately preceding the transfer or pursuant to the Put Right, will be included as assets of AirTouch or Merger Sub, respectively, held immediately prior to the Merger.

6. Prior to and at the Effective Time of the Merger, Vodafone will own all of the outstanding stock of Merger Sub and Merger Sub will not have issued any options, warrants or similar rights to acquire any of its stock.

7. Vodafone has no plan or intention to cause AirTouch to issue additional shares of its stock (or any options, warrants or other rights to acquire any shares of stock of AirTouch) that would result in Vodafone losing control of AirTouch within the meaning of Section 368(c) of the Code.

8. Vodafone has no plan or intention to liquidate AirTouch; to merge AirTouch with or into another corporation; to sell or otherwise dispose of the stock of AirTouch (except for transfers of stock described in United States Treasury Regulation Section 1.368-2(k)(2)); or to cause AirTouch to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub in the Merger, except for dispositions made in the ordinary course of business, transfers described in Section 368(a)(2)(C) of the Code or, subject to the other representations contained herein, other dispositions of not more than twenty (20) percent of AirTouch's assets.

9. Merger Sub will have no liabilities assumed by AirTouch, and will not transfer to AirTouch any assets subject to liabilities in the Merger.

10. Following the Merger, Vodafone will cause AirTouch and/or members of Vodafone's "qualified group" (within the meaning of Treasury Regulation
      Section 1.368-1(d)(4)(ii)) to continue its historic business or use a significant portion of its historic business assets in a business (within the meaning of U.S. Treasury Regulation Section 1.368-1(d)).

11. At the Effective Time, the fair market value of the assets of AirTouch will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

12. Except as set forth in Section 3.9 of the Merger Agreement, Vodafone, Merger Sub, AirTouch and the stockholders of AirTouch will each pay their respective expenses, if any, incurred in connection with the Merger.

13. There is no intercorporate indebtedness existing between Vodafone (or its subsidiaries) and AirTouch (or its subsidiaries), or between Merger Sub and AirTouch (or its subsidiaries) that was issued, acquired, or will be settled at a discount.

14. Neither Vodafone nor any person related to Vodafone (within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3)) beneficially owns, directly or indirectly, nor has beneficially owned during the past five years, directly or indirectly, any shares of any class of stock of AirTouch.

15. Disregarding stock and securities in its subsidiaries, and treating any stock or securities owned by its subsidiaries as owned by Vodafone, less than fifty percent of the value of the total assets of Vodafone are invested in stocks and securities. For this purpose, a "subsidiary" shall have the meaning set forth in Section 368(a)(2)(F)(iii) of the Code. Less than fifty percent of the value of the total assets of Merger Sub are invested in stocks and securities.

16. The payment of cash to AirTouch stockholders, in lieu of fractional Vodafone Depositary Shares, represents a mere mechanical rounding off, solely for the purpose of avoiding the expense and inconvenience to Vodafone of issuing fractional depositary shares, and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to AirTouch stockholders instead of issuing fractional Vodafone Depositary Shares will not exceed 1% of the total consideration that will be issued in the transaction to AirTouch stockholders in exchange for their shares of AirTouch Common Stock. The fractional share interests of each AirTouch stockholder will be aggregated, and no AirTouch stockholder, with the possible exception of stockholders whose holdings are in separate accounts or with different brokers, will receive cash in lieu of fractional depositary shares in an amount greater than one full Vodafone Depositary Share.

17. None of the compensation received by any stockholder-employee of AirTouch will be separate consideration for, or allocable to, any of such stockholder-employee's shares of AirTouch Common Stock; none of the Vodafone Shares received by any stockholder-employee of AirTouch will be separate consideration for, or allocable to, any employment agreement, and the compensation paid to any stockholder-employee of AirTouch will be for services actually rendered or to be rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

18. Merger Sub was formed by Vodafone solely for the purpose of effecting the Merger, Merger Sub has not conducted and is not conducting any business activities and Merger Sub will have no assets (other than nominal capital) and no liabilities (other than nominal liabilities and its non-monetary obligations under the Merger Agreement) prior to the Merger.

19. Neither Vodafone nor any of its affiliates will, directly or indirectly, supply to AirTouch any amounts in respect of payments AirTouch may be required to make to dissenters to the Merger, to, or on behalf of, it shareholders in respect of amounts referred to in Section 3.9 of the Merger Agreement, to holders of the Series C Preferred Shares, or to holders of the Series D Preferred Shares or Series E Preferred Shares in respect of the exercise of the Put Right, nor will Vodafone or any of its affiliates, directly or indirectly, reimburse AirTouch for any such payments, or for any repayments on debt which AirTouch may issue to fund any such payments. Neither Vodafone nor any of its affiliates shall provide any guarantee or other credit support in respect of any such debt.

20. Vodafone's corporate business reasons for consummating the Merger are as set forth on pages 32 and 33 of the Form F-4.

21. The AirTouch shareholders receiving Vodafone Shares in the Merger will not receive any poison pill rights in connection with the Vodafone Shares.

22. On or about April 6, 1998, at the time U.S. West PCS Holdings Inc. and U.S. West new Vector Group, Inc. merged with and into AirTouch, neither Vodafone nor any affiliate of Vodafone had any plan or intention to acquire AirTouch.

23. Vodafone will, at the Effective Time of the Merger, satisfy the requirements set forth in U.S. Treasury Regulation Section 1.367(a)-3(c)(3)(i)(A). None of Vodafone's assets, and no assets of any qualified subsidiary of Vodafone or any qualified partnership (as defined in U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(viii)) in which Vodafone is a partner, that were acquired in the 36-month period preceding the effective time of the Merger will have been acquired outside the ordinary course of business or with a purpose of satisfying the test contained in U.S. Treasury Regulation Section 1.367(a)-3(C)(3)(iii)(A). The acquisition and/or formation of corporate and partnership joint ventures is the customary means of organizing and conducting cellular telephone operations outside of the United States.

24. Immediately prior to the Effective Time, there will be outstanding not less than 3.097 billion shares of Vodafone Ordinary Shares, excluding for this purpose any Vodafone Ordinary Shares that could be issued pursuant to outstanding options, warrants, convertible securities or any other type of right pursuant to which any person could acquire Vodafone Shares.

25. In the Merger, shares of AirTouch Common Stock representing more than 80% of the total voting power of all outstanding shares of AirTouch stock at the Effective Time of the Merger will be exchanged for Vodafone Shares. For purposes of this representation, shares of AirTouch exchanged for cash originating with Vodafone or any person related to Vodafone (within the meaning of U.S. Treasury Regulation Section 1.368-1(e)(3)) will be treated as outstanding AirTouch stock on the date of the Merger.

26. Neither Vodafone, Merger Sub, nor, after the Merger, AirTouch, will take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with any of the foregoing representations, the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or the treatment of the exchange of AirTouch Common Stock solely for Vodafone Shares as a nonrecognition transaction (except, with respect to such exchange, with respect to any shareholder of AirTouch who, immediately after the Merger will be a "five-percent transferee shareholder" with respect to Vodafone within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(c)(5)), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

27. Fifty percent or less of both the total voting power and total value of Vodafone Shares will be received in the Merger (treating for this purpose Excess Shares as received in the Merger by shareholders of AirTouch), in the aggregate, by U.S. transferors (within the meaning of U.S. Treasury Regulation Section 1.367(a)-3(1)(5)(v)).

28. Each of the representations and facts contained in the submissions made to the Internal Revenue Service on February 2, 1999, February 24, 1999, March 19, 1999, March 26, 1999 and April 5, 1999 in connection with AirTouch's and Vodafone's request for a private letter ruling (collectively, the "IRS Submissions") is true and accurate in all respects. Vodafone understands Tax Counsel will be relying upon the accuracy of the factual information contained in the IRS Submissions in rendering the Tax Opinions. Vodafone is not aware of any reason why it cannot rely on the private letter ruling received from the Internal Revenue Service, dated April 12, 1999, in connection with the Merger.

29. Vodafone has no plan or intention to cause AirTouch to amend the applicable certificate of designations, or to take any other action, to eliminate or reduce the voting rights granted to holders of the Class C Preferred Shares, the Class D Preferred Shares or the Class E Preferred Shares pursuant to the Initial Merger.

      IN WITNESS WHEREOF, I have, on behalf of Vodafone, signed this Officer's Certificate this 22 day of April, 1999.


                                        VODAFONE GROUP PUBLIC LIMITED
                                        COMPANY



                                        By:    /s/ Stephen R. Scott
                                           -------------------------------------

                                        Name:  Stephen R. Scott
                                             -----------------------------------

                                        Title: Company Secretary
                                              ----------------------------------